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                                                                 EXHIBIT (8)(A)









                             CUSTODIAN AGREEMENT
                                   BETWEEN
                          LOOMIS-SAYLES MUTUAL FUND
                                     AND
                     STATE STREET BANK AND TRUST COMPANY
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                              TABLE OF CONTENTS
                                                                      PAGE NO.
                                                                      --------
 1. Employment of Custodian and Property to be Held by It ............       1
 2. Duties of the Custodian with Respect to Property of the Fund Held
    by the Custodian .................................................       2
    2.1  Holding Securities ..........................................       2
    2.2  Delivery of Securities ......................................       2
    2.3  Registration of Securities ..................................       5
    2.4  Bank Accounts ...............................................       5
    2.5  Payments for Shares .........................................       6
    2.6  Investment and Availability of Federal Funds ................       6
    2.7  Collection of Income ........................................       7
    2.8  Payment of Fund Moneys ......................................       8
    2.9  Liability for Payment in Advance of Receipt of Securities
         Purchased ...................................................      10
    2.10 Payments for Repurchase or Redemptions of Shares of the Fund       10
    2.11 Appointiment of Agents ......................................      11
    2.12 Deposit of Fund Assets in Securities Systems ................      11
    2.13 Ownership Certificates for Tax Purposes .....................      13
    2.14 Proxies .....................................................      13
    2.15 Communications Relating to Fund Portfolio Securities ........      14
    2.16 Proper Instructions .........................................      14
    2.17 Actions Permitted without Express Authority .................      15
    2.18 Evidence of Authority .......................................      16
 3. Duties of Custodian with Respect to the Books of Account and
    Calculation of Net Asset Value and Net Income ....................      17
 4. Records ..........................................................      18
 5. Opinion of Fund's Independent Accountant .........................      19
 6. Reports to Fund by Independent Public Accountants ................      19
 7. Compensation of Custodian ........................................      20
 8. Responsibility of Custodian ......................................      20
 9. Effective Period, Termination and Amendment ......................      21
10. Successor Custodian ..............................................      22
11. Interpretive and Additional Provisions ...........................      24
12. Massachusetts Law to Apply .......................................      24
13. Prior Contracts ..................................................      25
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                              CUSTODIAN CONTRACT

    This Contract between LOOMIS-SAYLES MUTUAL FUND, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at One Financial Center, Boston, Massachusetts 02111 (hereinafter called the "Fund") and STATE STREET BANK AND TRUST COMPANY, having its usual place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian"),

    WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.  Employment of Custodian and Property to be Held by It.

    The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's By-Laws. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of common stock, $1.00 par value, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

    The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund certified to the Custodian in the manner set forth in Section 2.18 hereof, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. Notwithstanding the foregoing, each approval by the Board of Trustees of the Fund of the employment of a particular sub-custodian shall not relieve the Custodian of its obligations to exercise reasonable care in selecting such sub-custodian.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian.

    2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained in a "Securities System" as defined in Section 2.12 hereof.

    2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

     4) To the depositary agent in connection with tender or other similar offers for portfolio securities of the Fund;

     5) To the Issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the Issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Fund or the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) To the broker selling the same for examination in accordance with the "street delivery" custom;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

    10) For delivery in connection with any loans of securities made by the Fund, but only against receipt by the Custodian of adequate collateral as set forth in proper instructions from the Fund, which collateral may be in the form of cash or obligations issued by the Unites States government, its agencies or instrumentalities or in any other form approved in a vote of the Board of Trustees of the Fund certified to the Custodian in the manner set forth in Section 2.18 hereof;

    11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed or to provide additional collateral if it is required to secure a borrowing already made;

    12) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

    13) For any other proper trust purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper trust purposes, and naming the person or persons to whom delivery of such securities shall be made.

    2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or or any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies in the same Mutual Fund group as the Fund, or in the name or nominee name of any agent appointed pursuant to
Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street" or other good delivery form.

    2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund certified to the Custodian in the manner set forth in Section 2.18 hereof. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

    2.5 Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

    2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions,

    1) invest, in such instruments as may be set forth in such instructions on the same day as received, all federal funds received after a time agreed upon between the Custodian and the Fund; and

    2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which checks are deposited into the Fund's account.

    2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

    In any case in which the Custodian does not receive any due and unpaid such income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; the Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities, in respect to which the Fund requests such notice, is not collected in due course.

    2.8 Payment of Fund Moneys. Upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

    1) Upon the purchase of securities for the account of the Fund but only
       (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
       Section 2.3 hereof or in proper form for transfer. All securities accepted by the Custodian shall be accompanied by payment of, or a "due bill" for, any dividends, interest, or other distributions of the issuer, due the purchaser; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

    2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

    3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

    4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

    5) For the payment of principal on any loan to the Fund upon receipt of the collateral, if any, for such loan and upon the surrender of any note or notes evidencing such loan;

    6) For the payment of any dividends declared pursuant to the governing documents of the Fund;

    7) For the repayment of any collateral upon the return of securities loaned or payment to return excess collateral to the borrower of such securities;

    8) For any other proper purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

    2.9  Liability for Payment in Advance of Receipt of Securities
Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

    2.10 Payments for Repurchase or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Fund's Agreement and Declaration of Trust and By-Laws and any applicable votes of the Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders to the extent authorized and in accordance with any procedures set forth in the Fund's current prospectus.

    2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

    2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each of which is referred to herein as "a Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

    1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

    2) The records of the Custodian with respect to securities of the Fund which are maintained in the Securities System shall identify by book-entry those securities belonging to the Fund;

    3) The Custodian shall pay for the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold or loaned for the account of the Fund upon (i) receipt of advice from the Securities System that payment or collateral for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

    4) The Custodian shall promptly provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

    5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

    6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

    2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

    2.14 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.15 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

    2.16 Proper Instructions. Proper Instructions as used throughout this
Article 2 means a writing signed or initialled by one or more person or persons as the Trustees of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions pursuant to written authorizations and procedures agreed to by the Fund and the Custodian if the Custodian reasonably believes such oral instructions to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices unless the Custodian indicates within two days after receipt of such procedures that it objects to such procedures.

    2.17 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

    1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this contract, provided that all such payments shall be promptly accounted for to the Fund;

    2) surrender securities in temporary form for securities in definitive form;

    3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

    4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

    2.18 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Articles of Incorporation as described in any vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

    The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.  Records.

    The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. The Custodian shall provide to the Fund as of the end of each month a list of all securities transactions that remain unsettled at such time.

5.  Opinion of Fund's Independent Accountant.

    The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to the Fund's activities hereunder in connection with the preparation of the Fund's Form N-1 and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.  Reports to Fund by Independent Public Accountants.

    The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.  Compensation of Custodian.

    The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

8.  Responsibility of Custodian.

    So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereof received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

    If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Custodian may require the Fund, as a prerequisite to requiring the Custodian to take such action, and the Fund shall provide indemnity to the Custodian in an amount and form satisfactory to it.

9.  Effective Period, Termination and Amendment.

    This Contract shall become effective as of its execution, shall continue in full force and effect until termination as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than one hundred twenty (120) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Agreement and Declaration of Trust, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

    Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian.

    If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities than held by it hereunder.

    If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

    In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

    In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owning to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions.

    In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment to this Contract.

12.  Massachusetts Law to Apply.

    This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

13.  Prior Contracts.

    This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 30th day of April, 1986.

SEAL

ATTEST                        LOOMIS-SAYLES MUTUAL FUND

/s/ Illegible                 /s/ Robert B. Kittredge
----------------------------  ----------------------------------------
                              President

SEAL

ATTEST                        STATE STREET BANK AND TRUST COMPANY

/s/ V. Renzi                  /s/ E.D. Hawkes, Jr.
----------------------------  ----------------------------------------
Assistant Secretary           Vice President

    A copy of the Agreement and Declaration of Trust establishing Loomis-Sayles Mutual Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.